Exhibit 23.1

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshaw, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Russell E. Anderson, CPA
Scott L. Farnes

1284 W. Flint Meadow Dr. #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimile 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Telephone 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 King’s Road
North Point, Hong Kong

www.cpaone.net

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Medclean Technologies, Inc. (f.k.a Aduromed Industries, Inc.)

We hereby consent to the use of our report dated March 20, 2009, with respect to the financial statements of Medclean Technologies, Inc. (f.k.a Aduromed Industries, Inc.) in the Registration Statement on Form S-1 Amendment No. 3 to be filed on or about September 14, 2009.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
September 14, 2009